                                    UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                      FORM 8-K/A

                                   AMENDMENT NO. 1

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                    JUNE 11, 1996

                              RAYTEL MEDICAL CORPORATION
                (Exact name of registrant as specified in its charter)


    DELAWARE                       0-27186       94-2787342
(State or other jurisdiction of   (Commission    (I.R.S. Employer
incorporation or organization)    File Number)   Identification No.)


              2755 CAMPUS DRIVE, SUITE 200, SAN MATEO, CALIFORNIA 94403
                 (Address of principal executive offices) (Zip Code)


                                    (415) 349-0800
                 (Registrant's telephone number, including area code)



            (former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Item 7 is hereby amended and restated in its entirety as follows:

(a) Financial Statements of Business Acquired

                                                                            Page
                                                                            ----

Cardio Data Services, Inc - Report of Independent Public Accountants . . . . 3

Balance sheets as of December 31, 1994 and 1995, and
   March 31, 1996 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . 4
Statements of operations for the years ended
   December 31, 1994 and 1995 and for the three months
   ended March 31, 1995 and 1996 (unaudited) . . . . . . . . . . . . . . . . 5
Statements of stockholders' equity for the years ended
   December 31, 1994 and 1995 and for the three months ended
   March 31, 1996 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . 6
Statements of cash flows for the years ended December 31,
   1994 and 1995 and for the three months ended March 31, 1995 and 1996 (unaudited). . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Notes to financial statements. . . . . . . . . . . . . . . . . . . . . .8 - 13



(b) Pro Forma Financial Information


                                                                            Page
                                                                            ----

Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Unaudited pro forma condensed balance sheet as of March 31, 1996 . . . . . .15
Unaudited pro forma condensed statement of operations for the year ended September 30, 1995 (which includes results for the year ended December 31, 1995 for Cardio Data Services, Inc.) . . . . . . . . .16
Unaudited pro forma condensed statement of operations for the six months ended March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . .17
Unaudited notes to pro forma condensed financial statements. . . . . . . . .18

(c) The following exhibits are filed herewith:

    2.1(1)* Agreement for the Purchase and Sale of Assets dated May 28, 1996 by and between the Registrant, Raytel Cardiac Services, Inc. and Cardio Data Services, Inc.

    2.2* Agreement and Covenant Not to Compete dated June 11, 1996 between the Registrant and UM Equity Corp.

- ----------------------------------

* Attached as an exhibit to this Report on Form 8-K as originally filed on June 25, 1996.

(1) Other exhibits to the Agreement not filed herewith are identified in the Agreement. The Registrant will furnish supplementally any omitted exhibit to the Commission upon request.

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Cardio Data Services, Inc.:

We have audited the accompanying balance sheets of Cardio Data Services, Inc. (an indirect wholly owned subsidiary of UM Holdings, Ltd.) as of December 31, 1994 and 1995, and the related statements of income, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardio Data Services, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                   /s/ARTHUR ANDERSEN LLP



Philadelphia, Pa.,
February 16, 1996

                              CARDIO DATA SERVICES, INC.
                                    BALANCE SHEETS
                    MARCH 31, 1996 AND SEPTEMBER 30, 1995 AND 1994
                                   (000's omitted)



                                                                     December 31,
                                                             -----------------------     March 31,
ASSETS                                                            1994     1995           1996
                                                                  ----     ----           ----
                                                                                        (unaudited)
CURRENT ASSETS:
 Cash                                                             $    2   $    1         $  201
 Accounts receivable, net of allowance of $687, $371 and
   $347                                                            2,620    1,801          2,221
 Prepaid expenses and other                                          207      180             96
 Deferred income taxes                                               218      149            139
                                                                  ------   ------         ------


            Total current assets                                   3,047    2,131          2,657

PROPERTY AND EQUIPMENT, net                                          654      409            393

ASSETS OF DISCONTINUED OPERATION                                     655      115             --

DEFERRED INCOME TAXES                                                205      183            183

OTHER ASSETS                                                          36       25             24
                                                                  ------   ------         ------

                                                                  $4,597   $2,863         $3,257
                                                                  ------   ------         ------
                                                                  ------   ------         ------


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                 $  242   $  158         $  155
 Accrued expenses                                                    382      251            190
 Accrued income taxes                                                 --      376            185
                                                                  ------   ------         ------

            Total current liabilities                                624      785            530
                                                                  ------   ------         ------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDER'S EQUITY:
 Common stock, $1 par value, 2,500 shares authorized, 2,000
   shares issued and outstanding                                       2        2              2
 Additional paid-in capital                                        3,746    2,076          2,434
 Retained earnings                                                   225    --               291
                                                                  ------   ------         ------

            Total stockholder's equity                             3,973    2,078          2,727
                                                                  ------   ------         ------

                                                                  $4,597   $2,863         $3,257
                                                                  ------   ------         ------
                                                                  ------   ------         ------




           The accompanying notes are an integral part of these statements.

                              CARDIO DATA SERVICES, INC.
                               STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                    THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                   (000's omitted)



                                                For the Year Ended           For the Three Months
                                                   December 31,                Ended March 31,
                                            --------------------------   ---------------------------
                                              1994          1995          1995             1996
                                            -----------  ------------    -----------  -------------
                                                                                 (unaudited)
NET REVENUES                                 $10,716       $ 9,879         $2,667         $2,514
                                             -------       -------         ------         ------

OPERATING EXPENSES:
  Salaries and benefits                        4,155         3,801          1,075          1,025
  Other operating                              3,526         3,989            944            916
  Depreciation and amortization                1,824           584            166             87
                                             -------       -------         ------         ------
    Total operating expenses                   9,505         8,374          2,185          2,028
                                             -------       -------         ------         ------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                          1,211         1,505            482            486
INCOME TAX PROVISION                             566           605            193            195
                                             -------       -------         ------         ------


INCOME FROM CONTINUING OPERATIONS
                                                 645           900            289            291
LOSS FROM DISCONTINUED OPERATION,
  net of tax benefit of $165, $138 and $43
                                                 247           206             66           --
                                             -------       -------         ------         ------

NET INCOME                                   $   398       $   694         $  223         $  291
                                             -------       -------         ------         ------
                                             -------       -------         ------         ------




           The accompanying notes are an integral part of these statements.

                              CARDIO DATA SERVICES, INC.
                          STATEMENTS OF STOCKHOLDER'S EQUITY
                  FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                        THE THREE MONTHS ENDED MARCH 31, 1996
                            (000's omitted, except shares)


                                         Common Stock        Additional
                                     --------------------     Paid-in      Retained     Division
                                     Shares        Amount     Capital      Earnings      Equity        Total
                                    --------      --------   ----------   ----------   ----------    ---------
BALANCE, DECEMBER 31, 1993             2,000       $    2      $  --        $  --        $ 3,746      $ 3,748
 Contribution of net assets by
   UM Holdings, Ltd.                    --             --        3,746         --         (3,746)        --
 Net income                             --             --           --          398         --            398
 Net distributions to
   UM Holdings, Ltd.                    --             --           --         (173)        --           (173)
                                     -------       ------      -------      -------      -------       ------

BALANCE, DECEMBER 31, 1994             2,000            2        3,746          225         --          3,973
 Net income                             --             --         --            694         --            694
 Net distributions to
   UM Holdings, Ltd.                    --             --       (1,670)        (919)        --         (2,589)
                                     -------       ------      -------      -------      -------       ------

BALANCE, DECEMBER 31, 1995             2,000            2        2,076         --           --          2,078
 Net income (unaudited)                 --             --           --          291         --            291
 Net contributions from
   UM Holdings, Ltd. (unaudited)        --             --          358         --           --            358
                                     -------       ------      -------      -------      -------       ------

BALANCE, MARCH 31, 1996
  (unaudited)                          2,000        $   2      $ 2,434      $   291      $  --        $ 2,727
                                     -------        -----      -------      -------      -------       ------
                                     -------        -----      -------      -------      -------       ------

           The accompanying notes are an integral part of these statements.

                              CARDIO DATA SERVICES, INC.
                               STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995
                              AND THE THREE MONTHS ENDED
                               MARCH 31, 1995 AND 1996
                                   (000'S OMITTED)



                                                      For the Year Ended       For the Three Months
                                                          December 31,            Ended March 31,
                                                   -----------------------   -----------------------
                                                      1994         1995         1995         1996
                                                   ----------   ----------   ----------   ----------
                                                                                   (unaudited)
OPERATING ACTIVITIES:
 Net income                                          $  398       $  694       $  223       $  291
 Adjustments to reconcile net income to
   net cash provided by (used in)
     operating activities-
       Depreciation and amortization                  1,076          696          204           87
       Write-off of intangible assets                   834          --           --           --
       Provisions for bad debts                         927          995          286          236
       Deferred income taxes                            (13)          91          (19)          10
       Net gain on disposal of property
         and equipment                                  --           (13)         --           --
       Changes in operating assets and
         liabilities-
             Accounts receivable                     (2,042)         (40)        (497)        (541)
             Prepaid expenses and other                 (17)         (15)          69           84
             Accounts payable                            19          (85)         (42)          (3)
             Accrued expenses                          (133)         (95)          29          (61)
             Accrued income taxes                       --           376          169         (191)
                                                     ------       ------       ------       ------

             Net cash provided by
               (used in) operating activities         1,049        2,604          422          (88)
                                                     ------       ------       ------       ------

INVESTING ACTIVITIES:
 Expenditures for property and equipment               (570)        (316)         (53)         (70)
 Proceeds on sale of business                           --           325          --           --
 Business acquisitions                                 (306)         (25)         --           --
                                                     ------       ------       ------       ------
             Net cash used in
               investing activities                    (876)         (16)         (53)         (70)
                                                     ------       ------       ------       ------

FINANCING ACTIVITIES:
 Net (distributions to) contributions from
   UM Holdings, Ltd.                                   (173)      (2,589)        (370)         358
                                                     ------       ------       ------       ------
NET INCREASE (DECREASE) IN CASH                         --            (1)          (1)         200
CASH, BEGINNING OF PERIOD                                 2            2            2            1
                                                     ------       ------       ------       ------

CASH, END OF PERIOD                                  $    2       $    1       $    1     $    201
                                                     ------       ------       ------       ------
                                                     ------       ------       ------       ------


           The accompanying notes are an integral part of these statements.

                              CARDIO DATA SERVICES, INC.
                            NOTES TO FINANCIAL STATEMENTS

             (INFORMATION AS OF MARCH 31, 1996, AND FOR THE THREE MONTHS
                     ENDED MARCH 31, 1995 AND 1996, IS UNAUDITED)

1.  BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Cardio Data Services, Inc. (the Company) provides health services, including Holter monitoring, pacemaker testing and transient arrhythmia detection (event monitoring) to a national clientele of hospitals, physicians, HMOs and government organizations. The Company began operations in 1973 and was incorporated in Delaware in August 1993. The Company is an indirect wholly owned subsidiary of UM Holdings, Ltd. (UM).

    For periods prior to December 31, 1993, the Company's business operated as a division of UM. Effective January 1, 1994, the net assets and operations of the division were transferred to the Company by UM. The transfer was recorded as a capital contribution of the carrying value of the division's net assets.

    INTERIM FINANCIAL STATEMENTS -

    The financial statements as of March 31, 1996, and for the three months ended March 31, 1995 and 1996, are unaudited and, in the opinion of management, include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of results for these interim periods. The results for the three months ended March 31, 1996, are not necessarily indicative of the results to be expected for the entire year.

    USE OF ESTIMATES -

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported assets and liabilities and contingency disclosures at the date of the financial statements and the reported operations during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION -

    Revenues are recognized at established rates when the services are provided. Contractual allowances are calculated for services provided at less than the established rates as approved by Medicare or other third-party payors and are recorded as deductions from revenue. A significant portion of the Company's net revenues are derived from Medicare, HMOs, commercial insurers and other third-party payors.

    CASH -

    UM maintains a centralized cash management function for its subsidiaries, including the Company. Settlement of all cash disbursement and collection transactions by UM on behalf of the Company are recorded in equity. In 1996, the Company began managing its own cash function.

    PROPERTY AND EQUIPMENT -

    Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives of monitoring and computer equipment and furniture and fixtures are three to five years, and five years, respectively. Depreciation expense from continuing operations was $798,000, $566,000, $158,000 and $87,000 for the years ended December 31,
    1994 and 1995, and for the three months ended March 31, 1995 and 1996, respectively.

    STATEMENT OF CASH FLOW INFORMATION -

    The Company did not pay cash for interest in any period presented. Income tax liabilities are settled through payments to UM (see Note 5).

    The following table displays the net noncash assets and liabilities that were consolidated as a result of the Company's 1994 acquisition (in thousands) (see Note 2):

         Property and equipment             $ 99
         Intangible assets                   201
         Other assets                         17
         Accrued expenses                    (11)
                                            ----
                                            $306
                                            ----
                                            ----

    INCOME TAXES -

    Income taxes are calculated using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred tax assets and liabilities are recognized currently for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company is included in the consolidated federal tax return of UM. The accompanying financial statements reflect income tax expense calculated on a separate company basis as if the Company had filed a separate federal tax return.

    CONCENTRATION OF RISKS -

    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. No single customer accounts for more that 10% of the Company's net revenues. However, certain sources of payment accounted for more than 10% of payments received.

    A significant portion of the Company's revenues are derived from third-party payors, including approximately 35% from Medicare for the year ended December 31, 1995. The healthcare industry is undergoing significant changes as third-party payors, both government and private, attempt to control costs. There can be no assurance that such changes will not have a material adverse effect on the amounts or types of services that may be reimbursable to the Company in the future.

    UM is the Company's sole stockholder (see Note 6).

2.  ACQUISITIONS:

    In January 1994 the Company acquired the assets and business of MediType, Inc., a medical transcription service, for $306,000 in cash. The acquisition was accounted for as a purchase. A pro forma presentation for 1994 has not been presented as its not material. In 1995, the Company disposed of this business (see Note 3).

    On December 1, 1995, the Company acquired the assets and business of Medical Monitors, Inc. The purchase agreement provided for a $25,000 cash payment and certain contingent payments based on the number of customers provided by the seller that become active customers of the Company for a specified period of time. The acquisition was accounted for as a purchase and the results of operations are included in the financial statements from the date of acquisition. A pro forma presentation has not been presented as the acquisition is not material.

3.  DISCONTINUED OPERATION:

    In October 1995, the Company completed the sale of all operating assets of its medical transcription segment. Revenues for the discontinued operation approximated $782,000, $1,231,000 and $392,000 for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995, respectively. The Company recognized a loss of approximately $15,000 in the year ended December 31, 1995, net of tax, on the disposal. Assets of the discontinued operation included in the accompanying balance sheet consist primarily of accounts receivable and property and equipment

4.  PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following (in thousands):

                                                 December 31,
                                            ----------------------   March 31,
                                              1994         1995        1996
                                             ------       ------      ------
Monitoring and computer equipment            $5,422       $5,706     $ 5,503
Furniture and fixtures                          196          211         203
                                             ------       ------     -------
                                              5,618        5,917       5,706
Less:  Accumulated depreciation              (4,964)      (5,508)     (5,313)
                                             ------       ------     -------
                                             $  654       $  409     $   393
                                             ------       ------     -------
                                             ------       ------     -------

5.   INCOME TAXES:

     The Company is included in the consolidated federal income tax return of UM. UM and the Company have entered into a tax sharing agreement pursuant to which the Company will pay to UM amounts equal to the taxes that the Company would have paid had it filed a separate federal tax return.

     The provision for income taxes consists of the following (in thousands):

                                   For the Year Ended       For the Three Months
                                       December 31,            Ended March 31,
                                  ---------------------    ---------------------
                                    1994         1995        1995         1996
                                  --------     --------    --------     --------
Current provision:
     Federal                        $319         $290        $130         $143
     State                            95           86          39           42
                                    ----         ----        ----         ----
                                     414          376         169          185
Deferred provision (benefit)         (13)          91         (19)          10
                                    ----         ----        ----         ----
                                     401          467         150          195

Benefit attributable to
  discontinued operations            165          138          43          --
                                    ----         ----        ----         ----
                                    $566         $605        $193         $195
                                    ----         ----        ----         ----
                                    ----         ----        ----         ----

     A reconciliation between the applicable statutory federal income tax rate and the Company's effective income tax rate for continuing operations is as follows:


                                                                  Three Months
                                              December 31,       Ended March 31,
                                          -------------------  -----------------
                                            1994       1995      1995      1996
                                          --------   --------  --------  -------
     Tax at statutory rate                  34.0%      34.0%     34.0%     34.0%
     State taxes, net of federal benefit     6.1        6.2       6.0       6.1
     Non-deductible amortization             6.6         --        --        --
                                            -----      -----     -----     -----
                                            46.7%      40.2%     40.0%     40.1%
                                            -----      -----     -----     -----
                                            -----      -----     -----     -----

     The Company generally settles its income tax liabilities through payments made to UM. Accrued income taxes at December 31, 1995 and March 31, 1996, include $290,000 and $143,000, respectively, related to federal income taxes payable to UM in accordance with the tax sharing agreement. In 1994, the Company paid UM $414,000 prior to December 31, 1994, to settle its 1994 income tax liability.

     The components of the Company's deferred tax assets are as follows (in thousands):

                                               December 31,
                                        ---------------------------    March 31,
                                            1994           1995          1996
                                            ----           ----          ----
          Accounts receivable               $218           $149          $139
          Property and equipment             205            183           183
                                            ----           ----          ----
                                            $423           $332          $322
                                            ----           ----          ----
                                            ----           ----          ----

6.   TRANSACTIONS WITH UM AND AFFILIATE:

     UM provides various administrative services to the Company including accounting and human resources. UM has historically charged the Company for these services through corporate allocations based primarily on actual costs incurred. These expenses were $106,000, $158,000, $35,000 and $9,000 for the years ended December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, respectively.

     In addition, the Company is included in UM's consolidated income tax filings (see Note 5), participates in UM's 401(k) profit sharing plan and leases its primary operating facility from UM (see Note 8). The Company was charged $49,000, $40,000, $12,000 and $17,000 in the years ended
     December 31, 1994 and 1995 and the three months ended March 31, 1995 and 1996, respectively, for profit sharing plan contributions and $308,000, $313,000, $77,000 and $80,000, respectively, for rent under the facility lease.

     The Company believes that all amounts charged by UM during the periods presented were reasonable.

     The Company charges various UM subsidiaries for computer services. For the years ended December 31, 1994 and 1995 and for the three months ended
     March 31, 1995 and 1996, such charges reduced the Company's operating expenses by approximately $135,000, $128,000, $35,000 and $35,000, respectively.

7.   STOCK OPTION PLAN:

     In August 1993, the Company established a nonqualified stock option plan covering certain key employees and granted options to purchase 110 shares of the Company's common stock at an exercise price of $5,000 per share. The options cover the purchase of common stock of the Company at exercise prices initially set above current fair value as determined by the Company's Board of Directors. The options are exercisable on the tenth year anniversary of the option grant or earlier if there is a sale of the Company or a public offering of the Company's common stock.

     Since August 1993, there has been no options granted, canceled or exercised. At March 31, 1996, no options were exercisable and there were 390 options available for grant under the plan.

8.   COMMITMENTS AND CONTINGENCIES:

     The Company leases office space and equipment under operating leases, including its primary operating facility which it leases from UM. Future minimum rentals as of December 31, 1995, are as follows (in thousands):

                                          Related
                                           Party          Other         Total
                                        -----------       -----      -----------
          1996                            $  371          $ 167        $  538
          1997                               346            114           460
          1998                               352            100           452
          1999                               366             85           451
          2000                               381             53           434
                                          ------           ----        ------
                                          $1,816           $519        $2,335
                                          ------           ----        ------
                                          ------           ----        ------

     As a recipient of Medicare reimbursements, the Company is subject to compliance audits performed by agents of Medicare. In connection with these audits, the Company is subject to retroactive adjustments of amounts billed to Medicare. Previous audits have not resulted in a material adjustment to the Company's financial statements and the audit that was completed subsequent to year-end resulted in no material adjustment.

     The Company is involved in certain legal actions and claims arising in the ordinary course of business. Management believes that the outcome of such litigation and claims will not have a material effect on the Company's financial position or results of operations.

                           RAYTEL MEDICAL CORPORATION
                 INTRODUCTION - PRO FORMA FINANCIAL INFORMATION
                                   (UNAUDITED)


Pursuant to the Agreement for the Purchase and Sale of Assets dated May 28, 1996 (the Agreement), by and between the registrant (Raytel or the Company), its wholly owned subsidiary, Raytel Cardiac Services, Inc., a Delaware corporation, and Cardio Data Services, Inc. (CDS), a Delaware corporation and wholly-owned subsidiary of UM, the registrant acquired certain assets and assumed certain liabilities of CDS effective June 11, 1996 for a negotiated purchase price of approximately $14,000,000 (the Purchase Price). The Purchase Price was paid in cash from the registrant's available cash and short-term investments and a line of credit with Bank of Boston Connecticut and ING Capital. The entire Purchase Price was paid upon the closing of the transaction and is subject to an adjustment for an increase or decrease in the amount of net assumed liabilities determined with reference to the closing statement to be prepared within 30 days after the closing.

The following unaudited pro forma balance sheet as of March 31, 1996 and statements of operations for the year ended September 30, 1995 (which includes results for the year ended December 31, 1995 for CDS) and the six months ended March 31, 1996 reflect the pro forma financial condition as of March 31, 1996 and the pro forma results of operations of Raytel after giving effect to the acquisition of CDS as of the beginning of each period. The results for CDS for the period from October 1, 1995 to December 31, 1995 are included in both the pro forma statement of operations for the year ended September 30, 1995 and the pro forma statement of operations for the six months ended March 31, 1996. CDS's revenues and net income for the period from October 1, 1995 to December 31, 1995 were $2,328,000 and $103,000, respectively.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the financial statements of Raytel and CDS and the related notes thereto.

                              RAYTEL MEDICAL CORPORATION
                          PRO FORMA CONDENSED BALANCE SHEET
                                    MARCH 31, 1996
                                     (UNAUDITED)
                                   (000'S OMITTED)

                                        ASSETS




                                                                                         PRO-FORMA            PRO-FORMA
                                                    RAYTEL                CDS           ADJUSTMENTS(1)      CONSOLIDATED
                                                    ------                ---           -------------       ------------

Current assets:
  Cash and cash equivalents                        $ 13,732            $   201           $(10,201)          $  3,732
  Receivables, net                                   24,459              2,221             (2,221)            24,459
  Prepaid expenses and other                          1,604                418                 24              2,046
                                                    -------             ------             ------            -------
      Total current assets                           39,795              2,840            (12,398)            30,237

Investment in and advances to
  unconsolidated entities and partnerships              202               -                  -                   202
Property and equipment, less accumulated
  depreciation and amortization                       7,936                393                370              8,699
Intangible assets, less accumulated
  amortization                                        9,436                 24             13,961             23,421
                                                    -------             ------             ------            -------
      Total assets                                 $ 57,369            $ 3,257            $ 1,933           $ 62,559
                                                    =======             ======             ======            =======

                                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt               $     291         $     -               $ 4,000            $ 4,291
  Current portion of capital lease
    obligations                                         796               -                  -                   796
  Accounts payable                                    2,571                155               -                 2,726
  Accrued liabilities                                 4,951                375                660              5,986
                                                    -------             ------             ------            -------
      Total current liabilities                       8,609                530              4,660             13,799

Long-term debt, net of current portion                2,081               -                  -                 2,081
Capital lease obligations, net of current
  portion                                               756               -                  -                   756
Deferred liabilities                                    922               -                  -                   922
Minority interest in consolidated entities            1,035               -                  -                 1,035
                                                    -------             ------             ------            -------
      Total liabilities                              13,403                530              4,660             18,593
                                                    -------             ------             ------            -------

Stockholders' equity:
  Common stock                                            8                  2                 (2)                 8
  Additional paid-in capital                         55,149              2,434             (2,434)            55,149
  Accumulated deficit                               (11,191)               291               (291)           (11,191)
                                                    -------             ------             ------            -------
      Total stockholders' equity                     43,966              2,727             (2,727)            43,966
                                                    -------             ------             ------            -------
      Total liabilities and stockholders'
        equity                                     $ 57,369             $3,257            $ 1,933           $ 62,559
                                                    =======             ======             ======            =======



                 The accompanying notes are an integral part of these
                consolidated proforma condensed financial statements.

                              RAYTEL MEDICAL CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                     (UNAUDITED)
                      (000'S OMITTED, EXCEPT PER SHARE AMOUNTS)




                                                       FOR THE YEAR ENDED
                                                 ------------------------------
                                              SEPTEMBER 30, 1995  DECEMBER 31, 1995     PRO-FORMA            PRO-FORMA
                                              ------------------  -----------------
                                                    RAYTEL               CDS (2)       ADJUSTMENTS         CONSOLIDATED
                                                    ------               ---           -----------         ------------

Revenues:
  Net patient and service revenues                  $63,087             $9,879       $       -               $72,966
  Other revenues                                        375               -                  -                   375
                                                    -------             ------            -------            -------
      Total revenues                                 63,462              9,879               -                73,341
                                                    -------             ------            -------            -------

Costs and expenses:
  Operating costs                                    20,687              2,911               -                23,598
  Selling, general and administrative                26,666              4,917               (432) (3)        31,151
  Depreciation and amortization                       5,806                584                208  (4)         6,598
  Non-recurring tender offer expense                  1,050               -                  -                 1,050
                                                    -------             ------            -------            -------
      Total costs and expenses                       54,209              8,412               (224)            62,397
                                                    -------             ------            -------            -------

  Operating income                                    9,253              1,467                224             10,944

Interest expense                                      2,118               -                 1,400  (5)         3,518
Other expense (income)                                 (347)               (38)              -                  (385)
Minority interest                                     1,161               -                  -                 1,161
                                                    -------             ------            -------            -------
  Income before income taxes                          6,321              1,505             (1,176)             6,650

Provision for income taxes                            1,960                605               (503) (6)         2,062
                                                    -------             ------            -------            -------
  Net income before loss from
      discontinued operations                      $  4,361            $   900          $    (673)         $   4,588
                                                     ======              =====             ======             ======

  Net income per share before loss from
      discontinued operations                     $     .78                                               $      .82
                                                      =====                                                   ======

Weighted average common shares and
  dilutive equivalents outstanding                    5,617                                                    5,617
                                                    =======                                                  =======





                 The accompanying notes are an integral part of these
                consolidated proforma condensed financial statements.

                              RAYTEL MEDICAL CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE SIX MONTHS ENDED MARCH 31, 1996
                                     (UNAUDITED)
                      (000'S OMITTED, EXCEPT PER SHARE AMOUNTS)


                                              FOR THE SIX MONTHS ENDED MARCH 31, 1996     PRO-FORMA          PRO-FORMA
                                              ---------------------------------------
                                                     RAYTEL             CDS(2)           ADJUSTMENTS        CONSOLIDATED
                                                     ------             ---              -----------        ------------

Revenues:
  Net patient and service revenues                  $33,443             $4,842        $      -               $38,285
  Other revenues                                        419               -                  -                   419
      -------                                        ------            -------            -------            -------
      Total revenues                                 33,862              4,842               -                38,704
      -------                                        ------            -------            -------            -------

Costs and expenses:
  Operating costs                                    12,180              1,497               -                13,677
  Selling, general and administrative                13,642              2,452               (120)(3)         15,974
  Depreciation and amortization                       2,633                206                190 (4)          3,029
      -------                                        ------            -------            -------            -------
      Total costs and expenses                       28,455              4,155                 70             32,680
      -------                                        ------            -------            -------            -------

  Operating income                                    5,407                687                (70)             6,024

Interest expense                                        434               -                   446 (5)            880
Other expense (income)                                 (297)               (27)               138 (5)           (186)
Minority interest                                       423               -                  -                   423
      -------                                        ------            -------            -------            -------
  Income before income taxes,
     extraordinary item, and loss
      from discontinued operations                    4,847                714               (654)             4,907

Provision for income taxes                            1,938                289               (262)(6)          1,965
      -------                                        ------            -------            -------            -------
  Net income before extraordinary item
      and loss from discontinued operations        $  2,909            $   425          $    (392)         $   2,942
                                                     ======              =====             ======             ======

  Net income per share before
     extraordinary item and loss from
     discontinued operations                     $      .39                                               $      .39
                                                    =======                                                  =======

Weighted average common shares and
  dilutive equivalents outstanding                    7,544                                                    7,544
                                                    =======                                                  =======





                 The accompanying notes are an integral part of these
                consolidated proforma condensed financial statements.

                              RAYTEL MEDICAL CORPORATION
                 NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS AS
             OF MARCH 31, 1996 AND FOR THE YEAR ENDED SEPTEMBER 30, 1995
                 (WHICH INCLUDES THE YEAR ENDED DECEMBER 31, 1995 FOR
                     CDS) AND THE SIX MONTHS ENDED MARCH 31, 1996
                                     (UNAUDITED)




(1) The purchase price reflected in the pro forma balance sheet is $14,160,000; which is $94,000 lower than the purchase price paid on June 11, 1996 due to the change in the value of the net assets that would have been acquired on March 31, 1996 versus the actual value of the net assets actually acquired on June 11, 1996. The adjustments reflect recording CDS assets and liabilities at their estimated fair market value at March 31, 1996 and the resultant intangible assets acquired.

(2) Certain amounts were reclassified from the individual CDS financial statements to conform to Raytel's format.

(3) Reflects elimination of allocations from previous parent corporation.

(4) Reflects the amortization of purchased goodwill and non-compete agreements and the recalculated depreciation of the adjusted fixed asset values net of amounts previously recorded.

(5) Assumes the entire purchase price was paid for with cash from a line-of-credit and that $10,000,000 of the deemed borrowing was repaid on January 1, 1996 from short-term investments.

(6) Reflects the income tax effect of pro forma adjustments and the difference in tax rate between CDS and Raytel.

                                      SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            RAYTEL MEDICAL CORPORATION



Dated: August 7, 1996                       By: /s/ E. Payson Smith, Jr.
                                                ------------------------
                                                 E. Payson Smith, Jr.
                                                 Senior Vice President, Chief
                                                 Financial Officer and
                                                 Secretary (duly authorized
                                                 officer and principal
                                                 financial officer)